Spindle Announces Partnership With Utiba

Enabling Utiba Customers to Leverage Spindle’s Mobile Payments Technology

Scottsdale, AZ October 19, 2012 - Spindle, Inc., (OTCBB:SPDL), a leading provider of mobile payments solutions, has announced that it has signed an agreement with Utiba, a leading global provider of mobile financial services solutions. Spindle will provide low cost mobile acceptance technology and services to complement Utiba’s Converging Payments solutions. Spindle will also enrich the consumer-to-merchant experience by integrating its comprehensive mobile marketing capabilities within Utiba’s mobile financial services offering.

Through this integration, Utiba’s customers can expand their payment eco-systems and enrich user experience by launching sophisticated, multi-dimensional merchant and consumer led programs, thus increasing both brand stickiness and transaction revenues.

“We are very pleased to join forces with Utiba, which is recognized as the market leader for providing robust mobile financial service solutions to mobile and financial service providers around the globe,” said Bill Clark, president of Spindle. “This arrangement will give Utiba’s customers the ability to conduct open-loop transactions in numerous countries. Just as importantly, the partnership provides Utiba with access to loyalty, coupons, and other offers that are integrated into the Spindle platform.  Both companies stand to benefit enormously from this relationship through greater transactional revenue, an expanded international subscriber base, and greater user satisfaction.”

Based in Scottsdale, Arizona, Spindle offers a comprehensive platform that supports consumer and merchant engagement services including payment, couponing, loyalty, and advertising in a secure end-to-end SaaS platform.  The company’s platform, which is white-labeled by financial institutions, mobile operators, and other organizations, is used to facilitate transactions among individuals and businesses. Spindle offers a technology-agnostic platform that manages customer boarding, risk and underwriting, and transaction processing.

Headquartered in Singapore, Utiba  serves a wide array of financial services organizations, mobile operators and payment service providers around the world. Addressing the needs of ‘unbanked, underbanked and banked’ consumers and merchants, Utiba’s platform allows its customers to offer a reliable and secure mobile payment service through mobile devices, e-commerce sites and point-of-sale locations.

“Spindle’s rich experience and solutions in key growth areas such as acquirer processing and mobile advertising dovetails extremely well with our Converging Payments strategy,” said Richard Matotek of Utiba.  “This partnership serves as a springboard to create and capture many new opportunities and markets in this rapidly evolving  mobile commerce space.”

About Spindle, Inc.

Spindle is an innovator of mobile payment solutions for the banking industry, retail sector and consumer-facing companies. A pioneer in "Frictionless Finance", the company is actively developing new and improved ways for companies and end consumers to fluidly transact and exchange funds, regardless of platform. The Company is dedicated to delivery of secure payment services crossing traditional boundaries by offering cutting-edge solutions that enable buyers, sellers and individuals to transact face-to-face or virtually using mobile or internet devices. The Company also owns and has developed an extensive intellectual property portfolio, including patents pending, covering networks, mobile payments and security. For more information, visit www.spindlehq.com.

About Utiba

Utiba has spent more than a decade developing the leading mobile financial services solutions in the market, in pursuit of its vision of enabling everyone to make mobile payments. In use in more than 30 countries, the Utiba Mobility platform supports 660 million subscribers and processes over 12 billion transactions per year, enabling people to send money, pay bills, receive salaries and more, all from their mobile phone.  Privately held Utiba is headquartered in Singapore, with seven regional sales, service and development offices worldwide. Utiba has partnered in joint venture with Alternet Systems, Inc. (OTCQB: ALYI) for the Americas region and with MasterCard, Spindle, Validsoft, i2c, Oracle and others to develop and deploy more sophisticated mobile financial services. For more information, visit www.utiba.com or follow them on Twitter www.twitter.com/utibamobility.

Forward-Looking Statements

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding our expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

Spindle Contacts:

PR Contact:
Glenn Goldberg
Chief Executive Officer
Parallel Communications Group
516-705-6116
ggoldberg@parallelpr.com

Investor Relations Contact:
Jason Assad
678-570-6791
jassad@spindlehq.com